UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2024
__________________________
2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 675-7270
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by 2seventy bio, Inc. (the “Company”), with the Securities and Exchange Commission (the “SEC”) on January 30, 2024, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Regeneron Pharmaceuticals, Inc. (“Regeneron”) on January 29, 2024 for the sale of the Company’s oncology and autoimmune research and development programs, clinical manufacturing capabilities, and related platform technologies to Regeneron (collectively, the “Programs” and such assets, the “Transferred Assets”). On April 1, 2024, the Company completed the transactions contemplated by the Asset Purchase Agreement (the “Asset Sale”) and Regeneron paid the Company $5 million in cash and assumed certain related liabilities. Regeneron also subleased a portion of the Company's facilities in Cambridge, Massachusetts and the entirety of the Company’s facilities in Seattle, Washington. In addition to the upfront cash consideration, the Company may be entitled to a one-time $10 million milestone payment upon receipt of regulatory approval for the first product candidate within the Transferred Assets in certain specified countries and agreed-upon royalty payments based on net sales of the product candidates if commercialized. In connection with the completion of the Asset Sale, the existing collaboration agreement between the Company and Regeneron regarding certain of the Programs was also terminated.

A copy of the unaudited pro forma consolidated financial statements of the Company, giving effect to the Asset Sale, are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

As disclosed on January 30, 2024, in connection with Nick Leschly’s resignation as the Company’s president and chief executive officer, Mr. Leschly and the Company entered into a Transitional Services Agreement, effective as of the closing of the Asset Sale (the “Transition Agreement”). On March 29, 2024, Mr. Leschly and the Company entered into an Amended and Restated Transitional Services Agreement (the “Amended Transition Agreement”) to clarify that Mr. Leschly will remain eligible as an employee under the Company’s benefit plans for so long as he is serving as Chairman of the board of directors.

The foregoing description of the Amended Transition Agreement is qualified in its entirety by the complete text of the Amended Transition Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On April 1, 2024, the Company issued a press release announcing the closing of the Asset Sale. A copy of the press release is attached hereto as Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(b) Pro forma financial information.

The unaudited pro forma consolidated financial statements of the Company as of and for the year ended December 31, 2023 and the notes related thereto, giving effect to the Asset Sale, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Transitional Services Agreement between 2seventy bio, Inc. and Nick Leschly, dated as of March 29, 2024.
99.1	Unaudited pro forma consolidated balance sheet and statement of operations as of and for the year ended December 31, 2023 and the notes related thereto.
99.2	Press Release issued by 2seventy bio, Inc., dated April 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2024	2seventy bio, Inc.

	By:	/s/ Victoria Eatwell
Victoria Eatwell
Chief Financial Officer
(Principal Financial and Accounting Officer)